AMENDED AND RESTATED STOCKHOLDER AGREEMENT

OF

LEGACY EDUCATION INC.

TABLE OF CONTENTS

AMENDED AND RESTATED STOCKHOLDER AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDER AGREEMENT (this "**Agreement**"), is made as of February 28, 2022, by and among Legacy Education Inc., a Nevada corporation (the "**Company**") and the security holders of the Company that are party to this Agreement (collectively, the "**Stockholders**").

WHEREAS, the certain stockholders of the Company and the Company entered into the original Stockholder Agreement dated May 20, 2021 (the "**Original Agreement**");

WHEREAS, the Stockholders and the Company desire to amend and restate the Original Agreement in order to update the rights and privileges of the Stockholders as set forth herein; and

WHEREAS, the Stockholders and the Company agree that this Agreement shall amend and restate the Original Agreement and shall supersede the Original Agreement in its entirety.

NOW, THEREFORE, the Company and the Stockholders hereby agree as follows:

1. **Definitions.**

1.1 "**Affiliate**" means, with respect to any specified Stockholder, any other Stockholder who directly or indirectly, controls, is controlled by or is under common control with such Stockholder, including, without limitation, any general partner, managing member, officer, director or trustee of such Stockholder, or any venture capital fund or registered investment company now or hereafter existing which is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Stockholder.

1.2 "**Articles**" means the Company's Articles of Incorporation, as amended and/or restated from time to time.

1.3 "**Board of Directors**" or "**Board**" means the board of directors of the Company.

1.4 "**Business Day**" means any day except a Saturday, Sunday or other day which in New York, New York is a legal holiday or a day on which banking institutions are authorized by law or executive action to close.

1.5 "**Capital Stock**" means (a) shares of Common Stock (whether now outstanding or hereafter issued in any context), and (b) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company ("**Common Stock Equivalents**"), in each case now owned or subsequently acquired by any Stockholder or its respective successors or permitted transferees or assigns.

1.6 "**Change of Control**" means a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

1.7 "**Common Stock**" means shares of Common Stock of the Company, $0.001 par value per share.

1.8 "**Majority Vote of the Stockholders**" shall mean the vote of Stockholders holding a majority of the outstanding Shares.

1.9 **"Permitted Transfer"** has the meaning set forth in Section 3.1.

1.10 **"Permitted Transferee"** means (i) in the case of any transferor that is not a natural person, any Person that is an Affiliate of such transferor and (ii) in the case of any transferor that is a natural person, (A) any Person to whom Capital Stock is transferred from such transferor (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; provided that, in the case of clause (2), such transferee is the spouse, the lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such transferor, (B) a trust that is for the exclusive benefit of such transferor or its Permitted Transferees under (A) above or (C) any institution qualified as tax-exempt under Section 501(c)(3) of the Code.

1.11 **"Person"** shall mean an individual, partnership, joint venture, corporation, limited liability company, trust or unincorporated organization, a government or any department, agency or political subdivision thereof, or any other entity.

1.12 **"Proposed Transfer Notice"** means notice from a Stockholder setting forth the terms and conditions of a Transfer.

1.13 **"Restricted Transfer"** has the meaning set forth in Section 3.2.

1.14 **"Stockholders"** means each Stockholder, each person to whom the rights of a Stockholder are assigned pursuant to Subsection 3.1, each person who hereafter becomes a signatory to this Agreement pursuant to Subsection 5.11 and any one of them, as the context may require.

1.15 **"Transferee"** means a Person who has acquired a Stockholder's interest in the Company, by way of a Transfer pursuant to the terms of this Agreement, but who has not become a Stockholder.

1.16 **"Transfer Stock"** means shares of Capital Stock owned by a Stockholder, or issued to a Stockholder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).

2. **Agreement Among the Company and the Stockholders.**

2.1 **Option to Buy.**

(a) **Company's Option to Buy.** If a Stockholder wishes to Transfer (as defined below) any or all of such Stockholder's shares of Common Stock (**"Shares"**), including pursuant to a Bona Fide Offer (as defined below), then such Stockholder (**"Offering Stockholder"**) shall deliver a Proposed Transfer Notice to the Company at least thirty (30) days in advance of the Transfer, indicating the terms of such Transfer, including a Bona Fide Offer, and the identity of the offeror. The Company shall have the option to purchase the Shares proposed to be Transferred at the price and on the terms provided in this Section. If the price for the Shares is other than cash, the fair market value expressed in terms of dollars of the price shall be as established in good faith by the Board of Directors of the Company. For purposes of this Agreement, **"Bona Fide Offer"** means an offer in writing setting forth all relevant terms and conditions of purchase from an offeror who is ready, willing and able to consummate the purchase and who is not an Affiliate of the Offering Stockholder. The name of the proposed transferee must be disclosed to the Company. For thirty (30) days after the Proposed Transfer Notice is given, the Company shall have the right to purchase the Shares offered, on the terms stated in the Proposed Transfer Notice.

(b) **Waiver to Sell to Third Party.** If the Company does not exercise the right to purchase all of the Shares during the thirty (30)-day period following receipt of the Proposed Transfer Notice, then, the Offering Stockholder may, within ninety (90) days from the date the Proposed Transfer Notice is given and on the terms and conditions stated in the Proposed Transfer Notice, sell or otherwise Transfer the Shares to the proposed transferee named in the Proposed Transfer Notice, subject to Section 5.9(b).

2.2 **Drag-Along Right.** If Stockholders with a Majority Vote of the Stockholders (such approving Stockholders, the "**Dragging Stockholders**") have agreed to accept a bona fide offer ("**Buy-Out Offer**") from an independent third party ("**Buy-Out Offeror**") to purchase or otherwise acquire for arm's length consideration all or a lesser portion of the Shares of the Dragging Stockholders, then the Dragging Stockholders shall have the right (the "**Drag-Along Right**") to require all other Stockholders (the "**Drag-Along Stockholders**") to sell or otherwise transfer a percentage of such Stockholder's respective Shares equal to the percentage of Shares being sold or otherwise transferred to such Buy-Out Offeror by the Dragging Stockholders compared to the total Shares held by Dragging Stockholders, in accordance with the following provisions:

(a) In order to exercise the Drag-Along Right with respect to such Buy-Out Offer, the Dragging Stockholders must deliver to each Drag-Along Stockholder, promptly following acceptance of such Buy-Out Offer, a written notice (the "**Drag-Along Notice**") that contains (i) the name of the Person to whom such Shares are proposed to be sold, (ii) a copy of such Buy-Out Offer, (iii) an indication that the Dragging Stockholders are exercising the Drag-Along Right, (iv) the proposed date, time and location of the closing of the sale, (v) the quantity of Shares to be sold by the Dragging Stockholders, (vi) the proposed amount of consideration to be paid by the Buy-Out Offeror for the Shares and the other material terms and conditions of the Buy-Out Offer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof.

(b) Following delivery of a Drag-Along Notice, (i) the Dragging Stockholders shall promptly provide written notice to the Drag-Along Stockholders of all material updates or changes to the terms, timing or status of such Buy-Out Offer and (ii) the Drag-Along Stockholders shall be obligated to sell or otherwise transfer a percentage of their respective Shares (equal to the percentage of Shares being sold or otherwise transferred by the Dragging Stockholders compared to the total Shares held by the Dragging Stockholders) to such Buy-Out Offeror simultaneously with, and upon the same terms and conditions as apply to, the sale or other transfer of the Dragging Stockholders' to such Buy-Out Offeror.

(c) The obligations of the Drag-Along Stockholders in respect of a Buy-Out Offer are subject to the satisfaction of the following conditions: (i) the consideration to be received by each Drag-Along Stockholder shall be the same form of consideration to be received by the Dragging Stockholders and the terms and conditions of such sale shall be materially no less favorable than those upon which the Dragging Stockholders sell their Shares; (ii) if the Dragging Stockholders or any Drag-Along Stockholder are given an option as to the form and amount of consideration to be received, the same option shall be given to all Drag-Along Stockholders; and (iii) each Drag-Along Stockholder shall execute the applicable purchase agreement, if applicable, and make or provide the same representations, warranties, covenants (other than non-competition and non-solicitation covenants), indemnities and agreements as the Dragging Stockholders make or provides in connection with the Buy-Out Offer; provided, that each Drag-Along Stockholder shall only be obligated to make individual representations and warranties with respect to such Drag Along Stockholder's title to and ownership of the applicable Shares, authorization, execution and delivery of relevant documents by the Drag-Along Stockholder, enforceability of such documents against the Drag-Along Stockholder, and other customary matters solely relating to such Drag-

Along Stockholder, but not with respect to any of the foregoing as to any other Stockholders or their Shares or to the Company or its business generally; provided, further, that all representations, warranties, covenants and indemnities shall be made by the Dragging Stockholders and each Drag-Along Stockholder severally and not jointly, and any indemnification obligation shall be pro rata, based on the consideration received by the Dragging Stockholders and each Drag-Along Stockholder, as applicable, at closing, in each case in an amount not to exceed the aggregate proceeds received by the Dragging Stockholders or such Drag-Along Stockholder, as applicable, in connection with the Buy-Out Offer.

(d) Each Drag-Along Stockholder grants to the Dragging Stockholders an irrevocable limited power of attorney, coupled with an interest, for the purpose of assigning, transferring, conveying and delivering the Shares, or the necessary portion of the Shares, of the Drag-Along Stockholders, to the Buy-Out Offeror in order to effectively complete the sale of such Shares of such Drag-Along Stockholder to the Buy-Out Offeror in accordance with the provisions of this Section 2.2 after a timely and proper election by the Dragging Stockholders under and pursuant to the Drag-Along Right; provided, that such proxy shall be in effect and exercisable if and only if the conditions set forth in Section 2.2(c) are satisfied.

(e) The fees and expenses of the Dragging Stockholders actually incurred in connection with a Buy-Out Offer in respect of which the Drag-Along Right is exercised, to the extent not paid or reimbursed by the Buy-Out Offeror, shall be the sole and exclusive responsibility of the Dragging Stockholders, and no Drag-Along Stockholder shall be obligated to make any out-of-pocket expenditure in connection therewith; provided, that each Drag-Along Stockholder shall be responsible for its own fees and expenses incurred in connection with a Buy-Out Offer.

(f) The Dragging Stockholders shall have ninety (90) days following the date of the Drag-Along Notice in which to consummate the Buy-Out Offer, on the terms set forth in the Drag-Along Notice. If at the end of such period the Dragging Stockholders have not consummated the Buy-Out Offer, the Dragging Stockholders may not then exercise its rights under this Section 2.2 without again fully complying with the provisions of this Section 2.2.

(g) The Dragging Stockholders reserve the right to revise and/or terminate any and all Buy-Out Offers that they may have previously accepted, and the rights of the other Stockholders under this Section 2.2 shall be subject to any decision by the Dragging Stockholders to so revise or terminate any such Buy-Out Offer.

3. **Transfers.**

3.1 **Permitted Transfers.** Except in compliance with Section 2, a Stockholder may not, directly or indirectly, transfer, assign, convey, sell, encumber or in any way alienate all or any part of its Shares (collectively, "**Transfer**"), whether now owned or later acquired, unless such Transfer is a Permitted Transfer. A Stockholder of the Company may Transfer its Shares in the Company during its life, at its death, or as a distribution from a trust, to one or more Permitted Transferees ("**Permitted Transfer**"), provided:

(a) they give notice thereof to the Company at least ten (10) Business Days prior to such Transfer;

(b) the Transfer must not be a Restricted Transfer;

(c) the Stockholder making the Transfer ("**Transferring Stockholder**") shall have surrendered to the Company, if applicable, any certificate or certificates for the shares affected by

the transfer, duly endorsed and with signatures guaranteed in such form as the Company may require;

(d) the Corporation is provided with a joinder in the form attached hereto as Exhibit B (the "**Joinder Agreement**") executed by such Permitted Transferee agreeing to be bound by the terms and conditions of this Agreement; and

(e) The Transferring Stockholder shall execute, acknowledge, verify and deliver and cause to be executed, acknowledged, verified and delivered to or on behalf of the Company such documents, certificates and other instruments, and shall take such other actions, as the Company reasonably requires in connection with the Transfer in order to establish that the Transfer is not a Restricted Transfer, to comply with any applicable law or governmental rule or regulation and to deal with any other matter related to the interests of the Company or its Stockholders that may be affected by the Transfer in such manner as the Company may deem necessary or appropriate under the circumstances, including, without limitation, providing information reasonably requested by the Company in order to enable the Company to comply with the requirements of applicable law.

3.2 **Restricted Transfers.** For purposes hereof, a "**Restricted Transfer**" is any Transfer that the Company determines would do any of the following:

(a) Violate any applicable law or governmental rule or regulation;

(b) Require filing of a registration statement under the Securities Act of 1933, as amended, or qualification or registration under any state securities law;

(c) Cause the Company to be an " investment company" within the meaning of the Investment Company Act of 1940; or

(d) Cause any assets of the Company to be treated as "plan assets" under the Employee Retirement Income Security Act of 1974, as amended, or jeopardize any exemption from such treatment available to the Company under the Code of Federal Regulations, Part 29, Section 2510.3-10 l.

3.3 **Prohibited Transfers.** Any Transfer that is not permitted under this Agreement shall be null and void *ab initio* unless consented to in writing by the Board of Directors.

4. **Legend.** Each certificate, instrument, or book entry representing Shares shall be notated with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED STOCKHOLDER AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER STOCKHOLDERS OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Each Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares notated with the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

5. **Miscellaneous.**

5.1 **Term.** This Agreement shall automatically terminate upon the earlier of: (a) immediately prior to the consummation of the Company's initial public offering, (b) the consummation of a Deemed Liquidation Event, (c) the date on which none of the Stockholders holds any Shares, (d) the termination, dissolution, liquidation, or winding up of the Company or (e) the agreement of all of the Stockholders, acting together and by written instrument. Each of the following events shall be considered a "**Deemed Liquidation Event**" unless the Stockholders, pursuant to a Majority Vote of the Stockholders, elect otherwise by written notice sent to the Company at least thirty (30) days prior to the effective date of any such event: (a) a merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Company.

5.2 **Stock Split.** All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the capital stock occurring after the date of this Agreement.

5.3 **Ownership.** Each Stockholder represents and warrants that such Stockholder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

5.4 **Resolution of Disputes – Arbitration.** Except for actions for injunctive or other equitable relief, any dispute whatsoever relating to the interpretation, validity or performance of this Agreement, or any dispute arising out of this Agreement, which is not resolved within the thirty (30)-day period commencing upon receipt of written notice by either party from the other party, shall be settled by binding and final arbitration. The arbitration shall be conducted pursuant to the JAMS Arbitration Rule and Procedures (the "**JAMS Rules**"). Arbitration shall be conducted by a single arbitrator that is a retired judge and experienced in resolving commercial disputes regarding the real estate business. The arbitrator shall be selected pursuant to the JAMS Rules. The arbitration shall be held in such place in the metropolitan area of San Diego, California, as may be specified by the arbitrator (or such other place upon which the parties and the arbitrator may agree), and shall be conducted pursuant to the JAMS Rules (regardless of any choice of law provision in the Agreement) to the extent not inconsistent with this Agreement. The decision of the arbitrator shall be final and binding as to any matters submitted to arbitration and shall be in lieu of any other action or proceeding of any nature whatsoever; and, if necessary, any judgment upon the arbitrator's decision may be entered in any court of record having jurisdiction over the subject matter or over the party against whom the judgment is being enforced. The award shall not include or be accompanied by any findings of fact, conclusions of law or other written explanation of the reasons for the award. Except as

required by law, the parties agree to keep confidential the existence and details of any dispute subject to this provision, including the results of arbitration. The foregoing shall not be deemed to prohibit a party from disclosing relevant information to its legal, financial and other advisors in connection with any such dispute as long as such advisors agree to maintain the confidentiality thereof pursuant to this provision. Notwithstanding the foregoing, any party may seek temporary injunctive relief through any local, state, or federal court located in or around San Diego, California with proper jurisdiction over the dispute in the event of any breach or anticipatory or threatened breach of this Agreement.

5.5 **Notices.**

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature page hereto or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.5. If notice is given to the Company, it shall be sent to:

Legacy Education Inc.
701 W Avenue K ,Suite 122
Lancaster, CA 93534
Attention: LeeAnn Rohmann, Chief Executive Officer
Email: LRohmann@hdmc.edu

With a copy to (which shall not constitute notice):

Sheppard, Mullin, Richter & Hampton, LLP
30 Rockefeller Plaza
New York, NY 10112
Attn: Richard Friedman, Esq.
Email: rafriedman@sheppardmullin.com

(b) **Consent to Electronic Notice.** Each Stockholder consents to the delivery of any stockholder notice by electronic transmission at the electronic mail address or the facsimile number set forth below such Stockholder's name on the signature page hereto, as updated from time to time by notice to the Company. Each Stockholder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

5.6 **Entire Agreement.** This Agreement (including, the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

5.7 **Delays or Omissions.** No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default

be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.8 **Amendment; Waiver and Termination.** This Agreement may be amended, modified or terminated (other than pursuant to Section 5.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company and (b) the vote of 33 and 1/3% of the Stockholders. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Stockholders, and all of their respective successors and permitted assigns whether or not such party, assignee or other Stockholder entered into or approved such amendment, modification, termination or waiver. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

5.9 **Assignment of Rights.**

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any successor or permitted assignee of any Stockholder, including any prospective transferee who purchases Transfer Stock in accordance with the terms hereof, shall deliver to the Company, as a condition to any Transfer or assignment, the Joinder Agreement, in the form attached hereto as **Exhibit B**, pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

5.10 **Severability.** The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.11 **Additional Stockholders.** Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company's Common Stock, or Common Stock Equivalents, after the date hereof, any purchaser of such shares of Common Stock or Common Stock Equivalents may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement or the Joinder Agreement and thereafter shall be deemed a "Stockholder" for all purposes hereunder.

5.12 **Governing Law.** This Agreement shall be governed by the internal laws of the State of Nevada, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Nevada.

5.13 **Titles and Subtitles.** The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.14 **Counterparts.** This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, *e.g.*, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.15 **Aggregation of Stock.** All shares of capital stock held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

5.16 **Specific Performance.** In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Stockholder shall be entitled to specific performance of the agreements and obligations of the Company and the Stockholders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

5.17 **Consent of Spouse.** If any Stockholder is married on the date of this Agreement, such Stockholder's spouse shall execute and deliver to the Company a Consent of Spouse, in the form attached hereto as Exhibit A ("**Consent of Spouse**"), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder's Transfer Stock that do not otherwise exist by operation of law or the agreement of the parties. If any Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse's acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

5.18 **Representation by Sheppard, Mullin, Richter & Hampton LLP.** The parties to this Agreement acknowledge that this Agreement has been prepared by the law firm of Sheppard, Mullin, Richter & Hampton, LLP as attorneys for the Company. Sheppard, Mullin, Richter & Hampton LLP has not represented any other party, including any Stockholder in connection with the preparation of this Agreement. Each Stockholder has been advised by Sheppard, Mullin, Richter & Hampton, LLP to seek independent legal advice from each Stockholder's attorney concerning the preparation of this Agreement and has been provided a reasonable opportunity to obtain such advice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the date first written above.

COMPANY:

LEGACY EDUCATION INC.

By: DocuSigned by: LeeAnn Rohmann 1BF3C49A57B14E1...
Name: LeeAnn Rohmann
Title: Chief Executive Officer

STOCKHOLDER:

If Stockholder is an individual:

____
Name: ________________________
Address:
Email Address:
Facsimile Number:

If Stockholder is an entity:

Name of Stockholder:

____

By: __________________________
Name: ________________________
Title: ________________________
Address:
Email Address:
Facsimile Number:

EXHIBIT A

CONSENT OF SPOUSE

I, [____________________], spouse of [______________], acknowledge that I have read the Amended and Restated Stockholder Agreement, dated as of February 28, 2022, to which this Consent is attached as Exhibit A (the "**Agreement**"), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding certain rights to certain other holders of capital stock of the Company upon a Transfer of Transfer Stock of the Company which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any Transfer Stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of Transfer Stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the [__] day of [__________, _____].

____
Signature

____
Print Name

<u>EXHIBIT B</u>

For Transfers of Previously Issued Stock

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from ___________________________ ("**Transferor**") ______________ shares of Common Stock to purchase _______________ shares of Common Stock of Legacy Education Inc., a Nevada corporation (the "**Company**").

The shares of Common Stock are subject to the Amended and Restated Stockholder Agreement, dated February 28, 2022 (the "**Agreement**"), among the Company and the Stockholder.

The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms.

Pursuant to the terms of the Agreement, the Transferor is prohibited from Transferring such Transfer Stock and the Company is prohibited from registering the Transfer of the Transfer Stock unless and until a Transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Transfer Stock acknowledges the terms and conditions of the Agreement and agrees to be bound thereby.

The undersigned wishes to receive such Transfer Stockand have the Company register the Transfer of such Transfer Stock.

All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

[signature page follows]

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to Transfer such Transfer Stockto the undersigned and the Company to register such Transfer, the undersigned does hereby acknowledge and agree that (i) [he/she/it] has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Transfer Stockare subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as a "Stockholder" (as defined in the Agreement).

This_________day of_________, 20__.

If Transferee is an individual:

____
Name: ________________________
Address: ________________________
Email Address: ________________________
Facsimile Number: ________________________

If Transferee is an entity:

Name of Stockholder:

____

By: __________________________
Name: _______________________
Title: ________________________
Address: ________________________
Email Address: ________________________
Facsimile Number: ________________________